   As filed with the Securities and Exchange Commission on July 23, 1999
                                                      Registration No. 333-80639
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              Amendment No. 4
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------
                                bamboo.com, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      7379                   52-2129710
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial          Identification Number)
    incorporation or          Classification Code
     organization)                  Number)

                                ----------------
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------
                               LEONARD B. McCURDY
                      Chairman and Chief Executive Officer
                                bamboo.com, Inc.
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                  Please send copies of all communications to:
         Mario M. Rosati, Esq.                    Kenton J. King, Esq.
         Issac J. Vaughn, Esq.                   Gregory C. Smith, Esq.
 Wilson Sonsini Goodrich & Rosati, P.C.   Skadden, Arps, Slate, Meagher & Flom
           650 Page Mill Road                             LLP
          Palo Alto, CA 94304               525 University Avenue, Suite 220
             (650) 493-9300                       Palo Alto, CA 94301
                                                     (650) 470-4500

                                ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq/NMS listing fee.

   SEC Registration Fee............................................. $   19,182
   NASD Filing Fee..................................................      7,786
   Nasdaq National Market Listing Fee...............................     63,725
   Printing Costs...................................................    350,000
   Legal Fees and Expenses..........................................    350,000
   Accounting Fees and Expenses.....................................    275,000
   Blue Sky Fees and Expenses.......................................     15,000
   Transfer Agent and Registrar Fees................................     25,000
   Miscellaneous....................................................     94,307
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of our current Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of our current Bylaws (Exhibit 3.3 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements (Exhibit 10.1 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among bamboo.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since our incorporation in November 1995, we have sold and issued the following securities:

   1. On November 2, 1995 we issued 2,240,000 shares of common stock to two founders: Kevin McCurdy and Lanek Limited, an entity controlled by Len McCurdy for an aggregate consideration of C$10.00.

   2. On December 12, 1996 we issued 112,000 shares of common stock to one U.S. investor, IBT Ventures and a total of 448,000 shares of common stock to twelve non-U.S. investors: Peter Field, Lloyd Hope, Jane McCurdy, Kristy McCurdy, Carol Slavens, Michael Slavens, Nolan Bederman, Sam Bederman, Lisa Field, Paul Slavens, Invescorp Limited, and Global Technologies for an aggregate consideration C$200,000.00.

   3. On July 31, 1997 we issued 45,024 shares of common stock to six non-U.S. investors: Lisa Field, Peter Field, Carol Slavens, Michael Slavens, Paul Slavens, Alevai Developments Limited for an aggregate consideration of C$18,759.89.

   4. On February 12, 1998 we issued 420,000 shares of common stock to three officers: Leonard McCurdy, Kevin McCurdy, Howard Field for an aggregate consideration of C$150,000, paid for by services rendered and options to purchase 1,400,000 shares of common stock at an exercise price of $.01.

   5. On March 31, 1998 we issued a total of 616,000 shares of common stock to fourteen non-U.S. investors: Nolan Bederman, Howard Field, Lisa Field, Peter Field, Lloyd Hope, Jane McCurdy, Kristy McCurdy, Carol Slavens, Michael Slavens, Paul Slavens, Lanek Limited, Invescorp Limited, and Alevai Developments Limited for an aggregate consideration of C$220,000.

   6. On April 8, 1998 we issued a total of 100,800 shares of common stock to one officer and two non- U.S. investors: Howard Field, Vestmark Limited and Kristy McCurdy, respectively, for an aggregate consideration of C$36,000.

   7. On April 13, 1998 we issued 112,000 shares of common stock to one employee, Justin Holmes, for an aggregate consideration of C$40,000.

   8. On April 21, 1998 we issued a total of 112,000 shares of common stock to one officer and one investor: Duncan Fortier and Jascan Investment Corp., respectively, for an aggregate consideration of C$40,000.

   9. On May 22, 1998 we issued a total of 495,600 shares of common stock to two investors: Pierre G. Lesperance and Mark Stephenson for an aggregate consideration of C$177,000.

  10. On June 28, 1998 we issued 120,000 units for 2.8 shares of common stock and one warrant to purchase an additional 2.8 shares of common stock to six investors: Roy Dalton, Jascan Investments Inc., Lanek Limited, Vince Oddy, Vestmark Limited, and Howard Fieldwhich were exercised for an aggregate consideration of C$120,000.

  11. On September 28, 1998 we issued a total of 37,432 shares of common stock to three investors: Donna Goldstein, Roseco Incorporated, and 421272 Ontario Limited for an aggregate consideration of C$40,104.

  12. On September 30, 1998 we issued 393,000 shares of common stock to one investor, Matthew Kunzweiler for an aggregate consideration of C$150,000.

  13. On October 20, 1998 we issued a total of 416,500 shares of Series A preferred stock to eleven investors: Braden L. Berg, Jerome Gotkin, Peter E. Jaffe, John P. Kelleher, Elizabeth Kunkel, Peter S. Lawrence, Tamar Kagan Levine, Lewis S. Kunkel, Jr. And Louise R. Kunkel, Barbara
      F. Reily, Salomon Smith Barney-Custodian for the Sep IRA of Marc S. Levine, and V.R. Investments, LP at an aggregate consideration of $595,000.

  14. On November 11, 1998 we issued a warrant to purchase 280,000 shares of common stock to one investor, RealSelect, Inc. for an exercise price of $1.43 per share.

  15. On December 8, 1998 we issued a total of 70,000 shares of Series A preferred stock to three U.S. Investors: Mario M. Rosati, W.S. Investment Company, 98B, and Matthew Kunzweiler and a total of 161,000 shares of Series A preferred stock to seven investors: Acheson Family Trust, Paula Oprica Aicklen, Charmaine Doyle, Michael J. Hemmer, Carol Smith Slavens and Darin Vest at an aggregate consideration of C$330,000.

  16. On January 1, 1999 we issued a total of 7,421,536 shares of Class B redeemable common stock to twenty-eight shareholders: 421272 Ontario Limited, Alevai Developments Limited, Nolan Bederman, Sam Bederman, Roy Dalton, Howard Field, Lisa Field, Peter Field, Duncan Fortier, Global Technology Investments Ltd., Donna Goldstein, Justin Holmes, Lloyd Hope, IBT Ventures, Jascan Investments Inc., Matthew Kunzweiler, Lanek Limited, Pierre G. Lesperance, Jane McCurdy, Kristy McCurdy, Kevin B. McCurdy, Vince Oddy, Cameron Roach, Roseco Incorporated, Carol Smith Slavens, Michael Slavens, Paul Slavens, and Vestmark Limited as part of the amalgamation and reorganization of our business as a Delaware corporation.

  17. On February 25, 1999 we issued a total of 120,400 shares of common stock to two investors: Mario M. Rosati and WS Investment Company, 99A for an aggregate consideration of $21,500.

  18. On March 12, 1999 we issued a total of 6,027,194 shares of Series B preferred stock to eighteen investors: Comstock Net Services, Inc., Dain Rauscher Wessels Investors LLC, DigaComm (JVN), L.L.C., Jerome Gotkin, Melody Kean Haller, Information Associates-II, L.P., IA-II Affiliates Fund, L.L.C., Intel Corporation, JVC Associates Partnership, Bill Kunzweiler, Peter S. Lawrence, Michael A. Berke-Trustee of the JV #1 Trust, Silicon Valley Bancshares, Michael Stefonick, Walden Media and Information Technology Fund, L.P., Walden EDB Partners, L.P., Walden Japan Partners, L.P., and WS Investment Company, 99A for an aggregate consideration of $12,499,962.37.

  19. On May 5, 1999 the Company issued 482,177 shares of Series B preferred stock to one investor, Walden Media and Information Technology Fund, L.P. for a total purchase price of $1,000,000.24.

  20. On June 11, 1999 the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 1,250,830 shares of its common stock to five investors: GCW&F Investment Partners, HKL I, LLC, Jason Strober, VantagePoint Venture Partners III, LP, and VantagePoint Communications Partners, LP for an aggregate consideration of $11,000,000.

  21. Since our incorporation, we have issued options and stock purchase rights to purchase an aggregate of 6,620,986 shares of our common stock under the 1998 Employee Director and Consultant Stock Plan to employees, directors, and consultants with exercise prices ranging from $0.1786 to $3.5714.

  The issuances of securities described in Items 1-12 were sold Canadian dollars and are denominated above in Canadian dollars. "C$" means Canadian dollars.

  The issuances of securities described in Items 1, 3-6, 8-11 were sold to persons who were neither nationals nor residents of the United States and no facilities or instrumentalities of U.S. interstate commerce were used in connection with any offer or sale thereof.

  The number of shares of Series A and Series B preferred stock described in Items 13, 15, 18 and 19 are adjusted to reflect the number of shares of common stock into which the preferred stock will convert upon the consummation of the offering.

  The issuance of the other above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, the issuances described in Item 20 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. EXHIBITS.

    1.1 Form of Underwriting Agreement.**

    3.1 Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3 Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
        January 1, 1999.*

    3.4 Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
        April 23, 1999.*

    3.5 Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6 Amended and Restated Conversion and Pairing Agreement with bamboo.com
        Canada, Inc. dated as of June 7, 1999.*

    3.7 Bylaws of Registrant as currently in effect.*
    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.**

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.*

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.*

   10.3 Amended and Restated 1998 Employee, Director and Consultant Stock Plan and the Form Agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement (which supersedes the Amended and Restated 1998 Employee, Director and Consultant Stock Plan originally filed on June 14).*

   10.4  1999 Employee Stock Purchase Plan and Form of Agreements thereunder
         (which supersedes the 1999 Employee Stock Purchase Plan and form of agreements thereunder originally filed on June 14).*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.+*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+*

   10.10 Form of Distribution Agreement with multiple listing services.*

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.*

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*

   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).+*
   10.19 Employment Agreement with Leonard B. McCurdy.*

   10.20 Employment Agreement with Kevin B. McCurdy.*

   10.21 Employment Agreement with Andrew P. Laszlo.*

   10.22 Employment Agreement with Howard D. Field.*

   10.23 Amended and Restated Employment Agreement with Mark R. Searle dated
         June 1, 1999 (which supersedes the Employment Agreement with Mark R.
         Searle originally filed on June 14, 1999).*

   10.24 Employment Agreement with Randall I. Bresee.*

   10.25 Employment Agreement with Andrew J. Aicklen.*

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.*
   10.27 Distribution and Co-Marketing Agreement with The Equity Group dated
         May 5, 1999.*

   10.28 Distribution and Co-Marketing Agreement with Northside Realty dated
         June 3, 1999.+*

   10.29 Distribution and Co-Marketing Agreement with Carlson Real Estate dated
         May 19, 1999.+*

   10.30 Sales and Co-Marketing Agreement with Metropolitan Regional
         Information Systems, Inc. dated June 9, 1999.+*

   10.31 Distribution and Co-Marketing Agreement with Sudler/Beliard Gordon dated May 28, 1999.+*


   10.32 Distribution and Co-Marketing Agreement with Keller Williams Southwest
         Region dated May 25, 1999.*

   10.33 Distribution and Co-Marketing Agreement with Pacific Union Real Estate
         Group, Inc. dated June 9, 1999.+*

   10.34 Services Agreement with The Prudential Real Estate Affiliates, Inc.
         dated June 8, 1999.+*

   10.35 Non-Exclusive Distribution Agreement with Multiple Listing Service of
         Northern Illinois dated May 26, 1999.+*

   10.36 Distribution and Co-Marketing Agreement with Keller Williams Fox &
         Associates dated June 10, 1999.+*

   10.37 Distribution Agreement with Toronto Real Estate Board dated April 14,
         1999.+*

   10.38 Distribution and Co-Marketing Agreement with John L. Scott, Inc. dated
         April 7, 1999.+*

   10.39 Distribution Agreement with Windermere Real Estate Services Company dated March 17, 1999.+*
   10.40 Distribution Agreement with St. Joe Real Estate Services, Inc., d/b/a
         Arvida Realty Services dated March 5, 1999.+*

   10.41 Distribution Agreement with GTE Enterprise Solutions dated January 12,
         1999 as amended January 19, 1999.+*

   10.42 Agreement with Loop Ventures, Inc. dated Nov. 6, 1998.+*

   10.43 Access Agreement with Cendant Corporation dated July 15, 1999.+

   10.44 RE/MAX Approved Supplier License Agreement with RE/MAX International,
         Inc. dated April 5, 1999.+*

   21.1  Subsidiaries of Registrant.*

   23.1  Consents of Accountants.*

   23.2  Consents of Attorneys.*

   24.1  Power of Attorney (see page II-5).*

   27.1  Financial Data Schedule.*

--------
 *Previously Filed
 **To be filed by amendment
 +Confidential Treatment Requested

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.


Item 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on July 23, 1999.

                                             /s/ Randall I. Bresee
                                          By: _________________________________
                                                Randall I. Bresee
                                                Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
         * Leonard B. McCurdy          Chief Executive Officer,      July 23, 1999
______________________________________  Chairman and Director
          Leonard B. McCurdy

          * Kevin B. McCurdy           Executive Vice President      July 23, 1999
______________________________________  and Director
           Kevin B. McCurdy

        /s/ Randall I. Bresee          Chief Financial Officer       July 23, 1999
______________________________________
          Randall I. Bresee

           * Duncan Fortier            Director                      July 23, 1999
______________________________________
            Duncan Fortier

            * John Moragne             Director                      July 23, 1999
______________________________________
             John Moragne

          * Philip Sanderson           Director                      July 23, 1999
______________________________________
           Philip Sanderson

            * James Marver             Director                      July 23, 1999
______________________________________
             James Marver

      *By: /s/ Randall I. Bresee
______________________________________
          Randall I. Bresee
          (Attorney-In-Fact)

                                 EXHIBIT INDEX

    1.1  Form of Underwriting Agreement.**

    3.1  Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.*

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.*

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.*

    3.7  Bylaws of Registrant as currently in effect.*

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.**

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.*

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.*

   10.3 Amended and Restated 1998 Employee, Director and Consultant Stock Plan and the Form Agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement (which supersedes the Amended and Restated 1998 Employee, Director and Consultant Stock Plan originally filed on June 14).*

   10.4  1999 Employee Stock Purchase Plan and Form of Agreements thereunder
         (which supersedes the 1999 Employee Stock Purchase Plan and form of agreements thereunder originally filed on June 14).*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.+*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+*

   10.10 Form of Distribution Agreement with multiple listing services.*

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.*

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*

   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).+*


   10.19 Employment Agreement with Leonard B. McCurdy.*

   10.20 Employment Agreement with Kevin B. McCurdy.*

   10.21 Employment Agreement with Andrew P. Laszlo.*

   10.22 Employment Agreement with Howard D. Field.*

   10.23 Amended and Restated Employment Agreement with Mark R. Searle dated
         June 1, 1999 (which supersedes the Employment Agreement with Mark R.
         Searle originally filed on June 14, 1999).*

   10.24 Employment Agreement with Randall I. Bresee.*

   10.25 Employment Agreement with Andrew J. Aicklen.*

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.*
   10.27 Distribution and Co-Marketing Agreement with The Equity Group dated
         May 5, 1999.*

   10.28 Distribution and Co-Marketing Agreement with Northside Realty dated
         June 3, 1999.+*

   10.29 Distribution and Co-Marketing Agreement with Carlson Real Estate dated
         May 19, 1999.+*

   10.30 Sales and Co-Marketing Agreement with Metropolitan Regional
         Information Systems, Inc. dated June 9, 1999.+*

   10.31 Distribution and Co-Marketing Agreement with Sudler/Beliard Gordon dated May 28, 1999.+*

   10.32 Distribution and Co-Marketing Agreement with Keller Williams Southwest
         Region dated May 25, 1999.*

   10.33 Distribution and Co-Marketing Agreement with Pacific Union Real Estate
         Group, Inc. dated June 9, 1999.+*

   10.34 Services Agreement with The Prudential Real Estate Affiliates, Inc.
         dated June 8, 1999.+*

   10.35 Non-Exclusive Distribution Agreement with Multiple Listing Service of
         Northern Illinois dated May 26, 1999.+*

   10.36 Distribution and Co-Marketing Agreement with Keller Williams Fox &
         Associates dated June 10, 1999.+*

   10.37 Distribution Agreement with Toronto Real Estate Board dated April 14,
         1999.+*

   10.38 Distribution and Co-Marketing Agreement with John L. Scott, Inc. dated
         April 7, 1999.+*

   10.39 Distribution Agreement with Windermere Real Estate Services Company dated March 17, 1999.+*
   10.40 Distribution Agreement with St. Joe Real Estate Services, Inc., d/b/a
         Arvida Realty Services dated March 5, 1999.+*

   10.41 Distribution Agreement with GTE Enterprise Solutions dated January 12,
         1999 as amended January 19, 1999.+*

   10.42 Agreement with Loop Ventures, Inc. dated Nov. 6, 1998.+*

   10.43 Access Agreement with Cendant Corporation dated July 15, 1999.+

   10.44 RE/MAX Approved Supplier License Agreement with RE/MAX International,
         Inc. dated April 5, 1999.+*

   21.1  Subsidiaries of Registrant.*

   23.1  Consents of Accountants.*

   23.2  Consents of Attorneys.*

   24.1  Power of Attorney (see page II-5).*

   27.1  Financial Data Schedule.*

--------
 *Previously Filed
 **To be filed by amendment
 +Confidential Treatment Requested

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.